                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants


           The Board of Directors
           Jefferson Savings Bancorp, Inc.


           We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement-prospectus.


                                                        /s/ KPMG LLP


           St. Louis, Missouri
           December 11, 2000